Exhibit 23.3(a)







            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Form 10-KSB of our report dated January 26, 2007, which appears on page 11 of the 2006 Annual Report to Shareholders of Transbotics Corporation.


/s/Grant Thornton LLP


Charlotte, North Carolina
February 27, 2007





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement on Form S-2 (File No. 333-113465) of Transbotics Corporation filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933 on March 10, 2004, of our report dated January 26, 2007, which appears on page 11 of the 2006 Annual Report to Shareholders of Transbotics Corporation.


/s/Grant Thornton LLP


Charlotte, North Carolina
February 27, 2007

                                       32